ESCROW AGREEMENT
[FOR PSA HOLDBACK]

This ESCROW AGREEMENT, dated as of March 12, 2020 (together with Schedule A hereto, this "Agreement"), is by and among Zion Oil & Gas, Inc., a Delaware corporation, with principal offices located at 12655 N. Central Expressway, Suite 1000, Dallas, Texas 75243 ("Buyer"); Central European Drilling Kft, a Hungarian corporation, with principal offices located at 1139 Budapest, Forgách utca 11-13, Hungary (" Seller"); and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, a New York limited liability trust company, with principal offices located at 6201 15th Avenue, Brooklyn, New York, 11219 ("Escrow Agent").

WHEREAS, Seller and Buyer have entered into a Purchase and Sale Agreement (the "Underlying Agreement"), dated as of March 6, 2020, pursuant to which Seller is selling, and Buyer is purchasing from Seller, an oil and gas drilling rig, drill pipe and other items of equipment and excess inventory (collectively, the "Assets.). The Underlying Agreement provides that Buyer shall place an agreed upon sum of money in a segregated escrow account titled in the name of Escrow Agent for the benefit of Buyer and Seller to be held by Escrow Agent to fund certain obligations of Buyer set forth in the Underlying Agreement;

WHEREAS, Escrow Agent has agreed to accept, hold, and disburse the funds deposited with it and the earnings thereon in accordance with the terms of this Agreement;

WHEREAS, pursuant to the provisions of the Underlying Agreement, Buyer and Seller have appointed the Representatives (as defined below) to represent them for all purposes in connection with this Agreement (including the Escrow Funds); and

WHEREAS, in order to establish the Escrow Funds and otherwise to effect the indemnification provisions of the Underlying Agreement, the parties hereto have entered into this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Definitions. The following terms shall have the meanings indicated or referred to below, inclusive of their singular and plural forms, except where the context requires otherwise. Unless the context requires otherwise, all references to "years," "months," or "days" shall mean "calendar years," "calendar months," and "calendar days." References in this Agreement to "including" shall mean "including, without limitation," whether or not so specified. Any term not defined below which is initially capitalized in this Agreement shall have the meaning ascribed to it in this Agreement.

"Affiliate" means, with respect to any person, (a) a person which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such person, (b) any person of which such person is the beneficial owner of a twenty-five percent (25%) or greater interest, or (c) any person which acquires all or substantially all of the assets of such person. A person is deemed to control another person if such person, directly or indirectly, has the power to direct the management, operations or business of such person. The term "beneficial owner" is to be determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

"Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

"Escrow Funds" shall mean the funds deposited with Escrow Agent pursuant to Section 3 of this Agreement, together with any earnings thereon (including interest).

"Escrow Period" shall mean the period commencing on the date hereof and ending on the applicable termination date set forth on Schedule A hereto.

"Seller Representative" shall mean the person so designated on Schedule A hereto or any other person designated in a writing signed by Seller and delivered to Escrow Agent and Buyer Representative in accordance with the notice provisions of this Agreement, to act as Seller's representative under this Agreement.

"Buyer Representative" shall mean the person so designated on Schedule A hereto or any other person designated in a writing signed by Buyer and delivered to Escrow Agent and Seller Representative in accordance with the notice provisions of this Agreement, to act as Buyer's representative under this Agreement.

"Joint Written Direction" shall mean a written direction executed by the Representatives (as defined below) and directing Escrow Agent to disburse all or a portion of the Escrow Funds or to take or refrain from taking an action pursuant to this Agreement.

"Representatives" shall mean Buyer Representative and Seller Representative.

2. Appointment of and Acceptance by Escrow Agent. Buyer and Seller hereby appoint Escrow Agent to serve as escrow agent hereunder. Escrow Agent hereby accepts such appointment and, upon receipt of the Escrow Funds, by wire transfer of immediately available funds, agrees to hold, invest and disburse Escrow Funds in accordance with this Agreement.

3. Deposit of Escrow Funds. Simultaneously with the execution and delivery of this Agreement, Buyer will transfer the Escrow Funds in the amount set forth on Schedule A hereto to Escrow Agent, by wire transfer of immediately available funds, to the segregated account of Escrow Agent referenced on Schedule A hereto.

4. Disbursements of Escrow Funds; Unclaimed Funds.

(a) Escrow Agent shall disburse Escrow Funds upon receipt of, and in accordance with, a Joint Written Direction pursuant to Article 2.7 of the Underlying Agreement. Such Joint Written Direction shall contain wire instructions. Upon the expiration of the Escrow Period, Escrow Agent shall distribute, upon receipt of a Joint Written Direction, the Escrow Funds (or the remainder of such Escrow Funds, after any disbursement in connection with any prior Joint Written Direction(s)) in the manner described on Schedule A hereto, and in the amounts listed on a schedule to be attached to such notice. Any and all disbursements under this Section 4 shall be made within five (5) Business Days of Escrow Agent's receipt of a Joint Written Direction.

(b) If there is any amount of undisbursed or unclaimed Escrow Funds on the Termination Date (as defined in Schedule A hereto), and if Escrow Agent shall not have received a Joint Written Direction no later than five (5) days after the Termination Date (as defined in Schedule A hereto), Escrow Agent, in addition to its other rights herein, (x) (A) may maintain and manage such Escrow Funds for such period of time as it determines may be necessary or appropriate, including in accordance with applicable state escheatment and unclaimed property laws, as determined by Escrow Agent in its sole discretion and (B) shall have the right to escheat any such Escrow Funds pursuant to applicable state escheatment and unclaimed property laws and, in such case, shall remit such Escrow Funds (less any fees, costs, expenses or other amounts due to Escrow Agent or any other Party (as defined below) in accordance with this Agreement (including Schedule A hereto)) to any relevant competent authority and (y) may take any other action permitted by this Agreement, including Section 5 and Section 9 of this Agreement.

(c) All disbursements of Escrow Funds shall be subject to the fees, costs, expenses and other amounts due to Escrow Agent and any other Party (as defined below) hereunder.

5. Suspension of Performance; Disbursement into Court. If, at any time, (i) there shall exist any dispute between or among Buyer, Seller and/or either of the Representatives with respect to the holding or disposition of all or any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder or (ii) Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of all or any portion of the Escrow Funds or Escrow Agent's proper actions with respect to its obligations hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

(a) suspend the performance of any of its obligations (including any disbursement obligations) under this Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor escrow agent shall have been appointed (as the case may be).

(b) petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or

permitted by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all Escrow Funds, after deduction and payment to Escrow Agent of all fees, costs and expenses (including court costs and expenses and attorneys' fees) or any other amount payable to, incurred by, or expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

Escrow Agent shall have no liability to Buyer, Seller, or either of the Representatives, or to their respective shareholders, partners, or members, officers or directors, employees, Affiliates or any other person with respect to any such suspension of performance or disbursement into court (including any disbursement obligations hereunder), specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent.

6. Intentionally Deleted.

7. Liability of Escrow Agent. Escrow Agent undertakes to perform only the ministerial duties as are expressly set forth herein and no other duties and obligations (fiduciary or otherwise) shall be implied. Escrow Agent shall have no duty to enforce any obligation of any other person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any other person to perform any other act. Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement (even though such agreement may be referenced in this Agreement) other than this Agreement. In the event of any conflict between the terms and provisions of this Agreement and any other agreement, as to Escrow Agent, the terms and conditions of this Agreement shall control subject to Section 27 hereof. Escrow Agent is not a party to the Underlying Agreement, is not bound by any of its terms, and has not undertaken in any way to effectuate, implement or comply with the Underlying Agreement. Escrow Agent shall not be liable to Buyer or Seller or to anyone else for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that Escrow Agent's gross negligence or willful misconduct was the primary cause of any loss to Buyer or Seller. Escrow Agent's sole responsibility shall be for the safekeeping and disbursement of the Escrow Funds in accordance with the terms of this Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Agent shall have no duty to solicit any payment which may be due to be paid in Escrow Funds or to confirm or verify the accuracy or correctness of any amounts deposited in accordance with this Agreement. Escrow Agent may rely conclusively, and shall be protected in acting, upon any notice, instruction (including a Joint Written Direction (such as a wire transfer instruction)), request, order, judgment, certification, opinion or advice of counsel (including counsel chosen by Escrow Agent), statement, demand or other instrument or document, not only as to its due execution, validity (including the authority of the person signing or presenting the same) and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same. In no event shall Escrow Agent be

liable for incidental, indirect, special, consequential or punitive damages of any kind whatsoever (including lost profits), even if Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The officers, directors, members, partners, trustees, employees, agents, attorneys or other representatives and Affiliates of Escrow Agent owe no duty or obligation to any party hereunder and shall have no liability to any person by reason of any error of judgment, for any act done or not done, for any mistake of fact or law, or otherwise.

Escrow Agent shall not be obligated to take any legal or other action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Agreement or the Underlying Agreement, or to appear in, prosecute or defend any such legal action or proceeding (whether or not it shall have been furnished with acceptable indemnification and advancement). Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute or question involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. Buyer and Seller, jointly and severally, shall promptly pay, upon demand, the reasonable fees, costs and expenses of any such counsel. Escrow Agent shall have no responsibility with respect to the use or application of any Escrow Funds paid by Escrow Agent pursuant to the provisions hereof.

Escrow Agent shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by Escrow Agent does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith, in reliance upon such assumption.

Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

8. <u>Indemnification of Escrow Agent</u>. From and at all times after the date of this Agreement, Buyer and Seller, jointly and severally, shall, to the fullest extent permitted by law, defend, indemnify and hold harmless Escrow Agent and each director, officer, member,

partner, trustee, employee, attorney, agent and Affiliate of Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs, penalties, settlements, judgments and expenses of any kind or nature whatsoever (including costs and expenses and reasonable attorneys' fees) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of, in connection with, or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including Buyer, Seller and/or the Representatives, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person (whether it is an Indemnified Party or not) under any statute or regulation, including any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein or relating hereto (including tax reporting or withholding or the enforcement of any rights or remedies under or in connection with this Agreement), whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation (without derogation of any other indemnity afforded to Escrow Agent); *provided, however,* that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel (and such counsel's costs and expenses) shall be paid, upon demand, by Buyer and Seller jointly and severally.

The parties hereto agree that neither the payment by Buyer or Seller of any claim by Escrow Agent for indemnification hereunder nor the disbursement of any amounts to Escrow Agent from the Escrow Funds in respect of a claim by Escrow Agent for indemnification shall impair, limit, modify, or affect, as between Buyer and Seller, the respective rights and obligations of Buyer, on the one hand, and Seller, on the other hand, under the Underlying Agreement.

9. Fees, Costs and Expenses of Escrow Agent. Buyer shall compensate Escrow Agent for its services hereunder in accordance with Schedule A attached hereto and, in addition, shall reimburse Escrow Agent for all of its reasonable out-of-pocket costs and expenses, including attorneys' fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. The additional provisions and information set forth on Schedule A hereto are hereby incorporated by this reference, and form a part of this Agreement. All of the compensation and reimbursement obligations set forth in this Section 9 shall be payable by Buyer, upon execution of this Agreement and, in the future, upon demand by Escrow Agent.

10. Representations and Warranties. Each of Buyer and Seller severally covenants and makes the following representations and warranties to Escrow Agent:

(a) It is duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization, and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b) It possesses such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its respective businesses, and it has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit.

(c) This Agreement has been duly approved by all necessary action, including any necessary shareholder or membership approval, has been executed by its duly authorized officers, and constitutes its valid and binding agreement enforceable in accordance with its terms.

(d) The execution, delivery, and performance of this Agreement is in accordance with the Underlying Agreement and will not violate, conflict with, or cause a default under its articles of incorporation, bylaws, management agreement or other organizational document, as applicable, any applicable law, rule or regulation, any court order or administrative ruling or decree to which it is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including the Underlying Agreement, to which it is a party or any of its property is subject.

(e) The applicable persons designated on <u>Schedule A</u> hereto have been duly appointed to act as its representatives hereunder and have full power and authority to execute and deliver any Joint Written Direction, to amend, modify or waive any provision of this Agreement and to take any and all other actions as the Representatives under this Agreement, all without further consent or direction from, or notice to, it or any other party.

(f) No party other than the parties hereto has, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

(g) All of its representations and warranties contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement of Escrow Funds.

11. <u>Patriot Act Disclosure; Taxpayer Certification and Reporting</u>.

(a) <u>Patriot Act Disclosure</u>. Buyer and Seller acknowledge that a portion of the identifying information set forth on <u>Schedule A</u> hereto is being requested by Escrow Agent in connection with the USA Patriot Act, Pub.L.107-56 (the "Act"), and Buyer and Seller agree to provide any additional information requested by Escrow Agent in connection with the Act or any similar law, rule, regulation, order,

or other governmental act to which Escrow Agent is subject, in a timely manner and consent to Escrow Agent obtaining from third parties any such identifying information. Buyer and Seller each represent that all identifying information set forth on Schedule A hereto, including its Taxpayer Identification Number assigned by the Internal Revenue Service or any other taxing authority, is true and complete on the date hereof and will be true and complete at the time of any disbursement of Escrow Funds. For a non-individual person such as a charity, a trust, or other legal entity, Escrow Agent may require documentation to verify formation and existence as a legal entity. Escrow Agent may also require financial statements, licenses, identification and authorization documentation from any individual claiming authority to represent the entity or other relevant documentation.

(b) Intentionally Deleted.

12. Consent to Jurisdiction and Venue. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the United States District Court for the Southern District of the State of New York shall have the sole and exclusive jurisdiction over any such proceeding. If such court lacks federal subject matter jurisdiction, the parties hereto agree that the Supreme Court of the State of New York within New York County shall have sole and exclusive jurisdiction. Any final judgment shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts.

Each party hereto irrevocably and unconditionally waives any right to a trial by jury and agrees that any of them may file a copy of this section of this Agreement with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties hereto irrevocably to waive the right to trial by jury in any litigation related to or arising under this Agreement.

13. Notice. All notices, instructions (pursuant to a Joint Written Direction or otherwise), approvals, consents, requests, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when such writing is delivered by hand or overnight delivery service, or (b) upon telephone call-back in accordance with Section 14 below, after being sent by e-mail with PDF attachment from the designated e-mail account(s) of the sending person(s) as designated on Schedule A hereto to the designated e-mail account(s) of the receiving person(s) as designated on Schedule A hereto.

14. Security Procedures. If notices, instructions (pursuant to a Joint Written Direction or otherwise), approvals, consents, requests, and other communications, are received by

Escrow Agent by e-mail at its e-mail account(s) as designated on Schedule A hereto, Escrow Agent is authorized, but not required, to seek prompt confirmation of such communications by telephone call-back to the sending person or persons' telephone number(s) as designated on Schedule A hereto, and Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated in that call-back. Any e-mail by PDF attachment executed by more than one person shall be sent by each signatory. The persons and their telephone numbers authorized to receive call-backs as designated in Schedule A hereto may be changed only in a writing actually received and acknowledged by Escrow Agent and delivered in accordance with Section 13 above and, if applicable, this Section 14. If Escrow Agent is unable to contact any such designated person, Escrow Agent is hereby authorized (but not required) both to receive written instructions from and seek confirmation of such instructions by telephone call-back to any one or more of Buyer's or Seller's executive officers (each, an "Executive Officer"), as the case may be, who shall include individuals holding titles of senior vice-president or more senior thereto, as Escrow Agent may select. Such Executive Officer(s) shall deliver to Escrow Agent a fully executed incumbency certificate upon Escrow Agent's request, and Escrow Agent may rely upon the confirmation of anyone purporting to be any such Executive Officer(s). The parties to this Agreement acknowledge and agree that the security procedures set forth above are commercially reasonable.

Escrow Agent in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the parties hereto to identify (i) a beneficiary, (ii) a beneficiary's bank, or (iii) an intermediary bank. Escrow Agent may apply any of the Escrow Funds for any payment order it executes using any such identifying number, even where its use may result in a person other than a beneficiary being paid, or the transfer of funds to a bank other than a beneficiary's bank or an intermediary bank designated.

15. Amendment or Waiver. This Agreement may be changed, waived, discharged or terminated only by a writing signed by the parties hereto. No delay or omission by any party hereto in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

16. Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

17. Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York without giving effect to the conflict of laws principles thereof.

18. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto relating to the holding, investment and disbursement of Escrow Funds and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrow Funds.

19. Binding Effect. All of the terms of this Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of Buyer, Seller and Escrow Agent.

20. Execution in Counterparts. This Agreement and any Joint Written Direction may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction. Subject to Section 13 and Section 14 hereof, this Agreement and any Joint Written Direction may be executed and delivered by e-mailing a PDF version of a signed signature page, which shall have the same force and effect as the delivery of an originally executed signature page.

21. Termination of Escrow Agent. Upon the first to occur of (i) the termination of the Escrow Period (and the occurrence of the related distribution(s)) or (ii) the disbursement of all amounts in the Escrow Funds pursuant to one or more Joint Written Directions, into court pursuant to Section 5 hereof, in accordance with applicable state escheatment and unclaimed property laws or otherwise , Escrow Agent shall be released from its obligations hereunder and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Agreement or the Escrow Funds. The obligations of Buyer and Seller continue to exist notwithstanding the termination or discharge of Escrow Agent's obligations or liabilities hereunder until the obligations of Buyer and Seller have been fully performed.

22. Currency. The currency applicable to any amount payable or receivable under this Agreement is United States dollars.

23. Late Payment. If any amount due to Escrow Agent under this Agreement is not paid within 30 days (subject to any longer time period prescribed herein) after notice to Buyer (other than any amount that is subject to good faith dispute), Buyer shall pay interest thereon (from the due date to the payment date) at a per annum rate equal to ten (10) percent.

24. Force Majeure. Notwithstanding anything to the contrary hereunder, Escrow Agent shall not be liable for any delay, failure to perform, or other act or non-act resulting from acts beyond its reasonable control, including acts of God, terrorism, shortage of supply, labor difficulties (including strikes), war, civil unrest, fire, floods, electrical outages, equipment or transmission failures, internet interruption, vendor failures (including information technology providers), and other similar causes.

25. No Third Party Beneficiaries. This Agreement and all of its terms and conditions are for the sole and exclusive benefit of the parties hereto and their respective permitted successors and assigns. Nothing expressed or referred to in this Agreement will be construed to give any person or entity other than the parties to this Agreement any legal or equitable rights, remedy, or claim under or with respect to this Agreement or any term or condition of this Agreement.

26. No Strict Construction. The parties hereto have participated jointly in the negotiation and draft of this Agreement. In the event any ambiguity or question of intent or interpretation

arises, this Agreement shall be construed as if it were drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any provision of this Agreement.

27. Priority.

(a) In the event of any conflict between the provisions of Schedule A hereto and the remainder of this Agreement, this Agreement shall be construed in a manner prescribed by Escrow Agent acting in good faith.

(b) Nothing contained in this Agreement shall amend, replace or supersede any agreement between Buyer or Seller and Escrow Agent to act as Buyer's or Seller's transfer agent, which agreement shall remain of full force and effect.

28. Headings. The headings in this Agreement are for convenience purposes and shall be ignored for purposes of enforcing this Agreement, do not constitute a part of this Agreement, and may not be used by any party hereto to characterize, interpret, limit or affect otherwise any provision of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

ZION OIL & GAS, INC.

By: ______________________________
Name: William H. Avery
Title: President

CENTRAL EUROPEAN DRILLING, Kft

By: ______________________________
Name: Ahmed Lotfy
Title: Authorized Signatory

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,
as Escrow Agent

By: ______________________________
Name: Michael Legregin
Title: Senior Vice President